AMENDMENT TO THE
                          UNION ACCEPTANCE CORPORATION
                            1994 INCENTIVE STOCK PLAN

         The undersigned, Secretary of Union Acceptance Corporation, hereby certifies that, by action of the Board of Directors, effective March 2, 2001, the first sentence of Section of 5(e) of the Union Acceptance Corporation 1994 Incentive Stock Plan was amended to read as follows:

          (e) Termination of Option. Thirty (30) days after an Optionee ceases to be an employee of the Company and the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate, unless an earlier or later date of termination is specified by the Committee.

EXECUTED, this __ day of March, 2001.


                                                /s/ Leeanne W. Graziani
                                                ------------------------------
                                                Leeanne W. Graziani, Secretary